EXHIBIT 32.2
CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF PLAINS ALL AMERICAN PIPELINE, L.P.
PURSUANT TO 18 U.S.C. 1350
I, Phil Kramer, Chief Financial Officer of Plains All American Pipeline, L.P. (the “Company”), hereby certify that:
     (i) the accompanying report on Form 10-K for the period ended December 31, 2006 and filed with the Securities and Exchange Commission on the date hereof (the “Report”) by the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ Phil Kramer
Name: Phil Kramer
Date: March 1, 2007